Exhibit 99.1

Reliance Global Group Expands RELI Exchange Commercial Quote & Bind InsurTech Platform Following Successful Beta Launch

LAKEWOOD, N.J., February 18, 2025 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today announced a significant expansion of its Commercial Quote & Bind InsurTech solution on RELI Exchange, building off the highly successful beta launch late last year. This expansion brings additional carriers and more product offerings to RELI Exchange’s agent distribution channel, with plans to continuously introduce new lines of business and carriers in the coming months.

“At Reliance, our mission is to empower agents with best-in-class InsurTech solutions that maximize efficiency and drive business growth,” said Ezra Beyman, Chairman and CEO of Reliance. “By expanding our network of carriers and product lines, we are providing our agency partners with the tools they need to serve clients more quickly and effectively. These enhancements will enable agents to connect with more prospects, write more policies, and ultimately build their businesses and increase their earnings.”

“Strategic technology integration remains a key driver of our continued success, and the enhanced RELI Exchange platform is a testament to this commitment. With its ability to seamlessly quote and bind a broader range of commercial insurance policies, RELI Exchange continues to strengthen its position as a leading InsurTech provider—leveraging automation to optimize the insurance purchasing experience for both agents and their clients,” added Mr. Beyman.

“This expansion marks another milestone in our vision to make RELI Exchange the most powerful and comprehensive agency partner platform in the industry,” said Moshe Fishman, Director of InsurTech and Operations at Reliance. “By continuously adding new carriers and insurance products, we are ensuring that our agents remain at the forefront of the industry, equipped with the latest technology to drive their success.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, while reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere ,and risks and uncertainties related to the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com